Exhibit 99.2

COMPANY CONTACT

Chris King
(240) 744-1150

FOR IMMEDIATE RELEASE

MONDAY, JULY 9, 2012

DIAMONDROCK HOSPITALITY COMPANY ANNOUNCES PUBLIC FOLLOW-ON OFFERING OF 20,000,000 SHARES OF COMMON STOCK

BETHESDA, MD, July 9, 2012 – DiamondRock Hospitality Company (the “Company”) (NYSE:DRH) today announced that it plans to sell 20,000,000 shares of its common stock in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission.  The underwriter will be granted a 30-day option to purchase up to an additional 3,000,000 shares of common stock.

The Company intends to use the net proceeds from the offering to fund a portion of the purchase price for the Company's acquisition of four hotel properties (the “Hotel Portfolio Acquisition”), which was also announced today.

Goldman, Sachs & Co. is serving as sole book-running manager for the offering.  Goldman, Sachs & Co. may offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained, when available, by contacting Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  The Company currently owns 23 premium hotels with approximately 10,400 rooms and holds one senior mortgage loan secured by a hotel property.  The Company's hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: the terms and size of the offering and the use of the net proceeds therefrom; our ability to complete the Hotel Portfolio Acquisition on the anticipated time schedule or at all; national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovations on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.